Exhibit 99.1

                 Network Engines Announces Financial
             Results for the First Quarter of Fiscal 2007


    CANTON, Mass.--(BUSINESS WIRE)--Feb. 1, 2007--Network Engines, Inc. (NASDAQ: NENG), a leading provider of storage and security server appliance products and services, today reported financial results for its fiscal first quarter ended December 31, 2006.

    First Quarter Financial Performance

    -- Net revenues of $27.2 million, within guidance of $27 million to $30 million and compared to $27.3 million in the fiscal first quarter of 2006.

    -- Gross profit of 19.2 percent of net revenues, above guidance of 17 to 18 percent and compared to 17.1 percent in the fiscal first quarter of 2006.

    -- Operating expenses of $5.8 million, including $572,000 of stock-based compensation expense, below guidance of $6.5 to $6.8 million. Operating expenses compared to $6.6 million, which included $544,000 of stock-based compensation, in fiscal first quarter of 2006.

    -- Net loss on a GAAP basis was $(114,000) or $(0.00) per share, which included $612,000 of stock-based compensation charges, better than the guided range of $(1.1) million to $(1.4) million on a GAAP basis. Net loss on a GAAP basis compared to $(1.6) million, or $(0.04) per share, in the first fiscal quarter of 2006, which included $584,000 of stock-based compensation.

    -- Non-GAAP net income, which excludes the stock-based compensation expenses, was $498,000, or $0.01 per share, exceeding guidance of $(400,000) to $(700,000) on a non-GAAP basis. Non-GAAP net income compared to $(1.0) million, or $(0.03) per share, in the first fiscal quarter of 2006.

    --  Cash, cash equivalents and short-term investments totaled
        $38.9 million at the close of the quarter, compared to $32.8 million at the end of September 2006 and above guidance of $30 million to $32 million.

    Sales to EMC represented 82 percent of total revenues during the first quarter compared to 83 percent in the first fiscal quarter of fiscal 2006. Revenues from other customers totaled $4.8 million, compared to $4.5 million in the year ago period. The $4.5 million of revenues recorded in the December 2005 quarter included approximately $1.4 million of revenues from Network Intelligence, which is now being included under EMC since the September 2006 acquisition by EMC. Excluding Network Intelligence revenues, revenues from other customers grew 55% from the December 2005 quarter on a pro forma basis.

    "The first quarter was a period of continued progress across our business," commented Greg Shortell, President and Chief Executive Officer of Network Engines. "Although the first fiscal quarter is typically seasonally high, revenues were comparable to the quarterly results from the prior year as there are many other variables specific to each customer that influence the amount and timing of orders, including new product introductions, inventory management and purchases for customer support or internal purposes. However, improved gross margins and lower than expected operating expenses resulted in a substantially reduced net loss on a GAAP basis, bringing us closer to our objective of reaching profitability. In addition, we reported our second consecutive quarter of positive cash flow during the quarter generating $6.1 million of cash."

    Operational Highlights

    Recent accomplishments include:

    -- Secured relationship to support and fulfill the appliance needs for Microsoft's Whale Communications subsidiary. Network Engines will be assuming all of the existing Whale service contracts while leveraging the relationship for potential sales of additional Network Engines platforms.

    --  Announced two appliance implementations of Whale
        Communications' Intelligent Application Gateway (IAG).
        Announced the availability of the NS-IAG and NS-4700.

    -- Signed new customers during the quarter, including Newbury Networks for whom Network Engines will build the industry's first infrastructure-agnostic wireless location appliance

    -- Announced NEWS 2.0, Network Engines' element management framework, demonstrating execution on the strategy of improving the functionality, security, control and deployment of server appliances. The Company is expanding the NEWS offering across its server appliance solutions to meet the Appliance Lifecycle Management(TM) needs of customers.

    "Our strong relationships with significant partners continue to generate new opportunities for Network Engines," continued Shortell. "Our relationship with Microsoft has resulted in our selection to support customers of its recently acquired Whale Communications subsidiary by assuming existing service contracts and offering appliances that include Whale's highly differentiated security solution. This relationship is the latest example of how we are leveraging our ISA and appliance experience through partner's sales and marketing organizations. Also, as part of our strategy to develop software technologies that improve the performance of server appliances, we recently announced NEWS 2.0, which significantly differentiates our products by expanding our technology across our Microsoft-based server appliance solutions. Capitalizing on these strengths, our fully integrated sales force is focused on new, high-quality client wins to further strengthen our pipeline. We anticipate that these efforts will contribute to revenue in the second half of fiscal 2007."

    "We are presented with an exciting market opportunity as THE Appliance Company and have relationships that are creating more opportunity for our products and services. Looking forward, our efforts will be focused on continued execution of strategic initiatives. We will also tightly manage operating expenses while making the appropriate investments to bring us closer to sustained profitability," concluded Shortell.

    Business Outlook

    Network Engines currently anticipates the following results for its fiscal 2007 second quarter ending March 31, 2007, based on current forecasts from certain partners and historical and seasonal trends.

    --  Net revenues in the range of $25 million to $28 million

    -- Gross profit in the range of 18 percent to 19 percent of net revenues

    -- Operating expenses between $6.2 million and $6.5 million, including an estimated $600,000 of stock-based compensation expense

    -- Net loss on a GAAP basis between $(800,000) to $(1.1) million, including approximately $600,000 of stock-based compensation expense

    -- Net results on a non-GAAP basis, which excludes the estimated stock-based compensation, between a net loss of $(200,000) and $(500,000)

    -- Cash, cash equivalents and short-term investments of between $36 million and $38 million

    "Our guidance for the March quarter is based on revenue expectations from our customers and reflect some seasonality, as well as time required for newer customers to come on line," stated Doug Bryant, Chief Financial Officer. "Expected operating expenses reflects planned hires, other employee costs and strategic investments needed to support our growth strategy."

    Important Information About Non-GAAP References

    References by Network Engines, Inc. (the "Company") to non-GAAP net income or loss and non-GAAP per share information refer to net income or loss or per share information excluding stock-based compensation expense and restructuring charges. GAAP requires that these expenses and charges be included in determining net income or loss and per share information. The Company's management uses non-GAAP operating expenses, and associated non-GAAP net income or loss (which is the basis for non-GAAP per share information) to make operational and investment decisions, and the Company believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.

    First, although the Company undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, the Company allocates grants and measures them at the corporate level. Second, management excludes their financial statement effect when planning or measuring the periodic financial performance of the Company's functional organizations since they are episodic in nature and unrelated to our core operating metrics. In addition, the Company's management excludes the financial statement effect of these items in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP per share information affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company's results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities.

    The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, non-GAAP net income or loss should be construed neither as an alternative to GAAP net loss or net loss per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on the Company's results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with our reported GAAP results.

    Conference Call Details

    In conjunction with this announcement, Network Engines management will conduct a conference call at 10:00 a.m. (ET) today to discuss the Company's operating performance and financial outlook. The conference call will be available live via the Internet by accessing Network Engines' web site at www.networkengines.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

    To listen to the conference call via phone, please dial (913) 312-1230 or (866) 293-8970 and reference "Network Engines." For those who cannot access the live broadcast, a replay will be available by dialing (719) 457-0820 or (888) 203-1112 and entering "3663814" from two hours after the end of the call until 11:59 p.m. (EST) on February 7, 2007. The replay will also be available at the Network Engines web site.

    Network Engines - THE Appliance Company

    Network Engines appliances are designed to ease the deployment, enhance manageability, and increase security of mission critical software applications.

    Our heritage of providing technology products and services tailored to supporting the entire lifecycle of our customers' appliances has made us the appliance partner of choice for software market leaders.

    Founded in 1997, Network Engines is headquartered in Canton,
Massachusetts and trades on the NASDAQ exchange under the symbol
"NENG." For more information about the Company's products and services visit: www.networkengines.com.

    Safe Harbor for Forward-Looking Statements

    Statements in this press release regarding the Company's future financial performance, including statements regarding future net revenues, gross profits, operating expenses including stock-based compensation expenses, net income (loss), non-GAAP net income (loss), and cash, cash equivalents and short-term investments position and any other statements about Network Engines' management's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including those factors contained in the Company's most recent Annual Report on Form 10-K for the year ended September 30, 2006 under the section "Risk Factors" as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. The Company assumes no obligations to update the information included in this press release.

    Network Engines and the Network Engines logo are trademarks of Network Engines, Inc. All other trademarks are the property of their respective holders.


                         Network Engines, Inc
           Condensed Consolidated Statements of Operations
                (in thousands, except per share data)
                             (unaudited)



                                                Three Months Ended
                                             -------------------------
                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------


Net revenues                                 $    27,238  $    27,269
Cost of revenues                                  22,005       22,608
                                             ------------ ------------

 Gross profit                                      5,233        4,661
                                             ------------ ------------

Operating expenses:
 Research and development                          1,993        2,020
 Selling and marketing                             1,730        2,778
 General and administrative                        2,061        1,807
                                             ------------ ------------

  Total operating expenses                         5,784        6,605
                                             ------------ ------------

Loss from operations                                (551)      (1,944)
Interest and other income, net                       447          320
                                             ------------ ------------

Net loss before income taxes                 $      (104) $    (1,624)
Provision for income taxes                            10            -
                                             ------------ ------------

Net loss                                     $      (114) $    (1,624)
                                             ============ ============

Net loss per share - basic and diluted       $         -  $     (0.04)
                                             ============ ============

Shares used in computing basic and diluted
 net loss per share                               39,947       37,867


The amounts in the table above include employee stock-based compensation as follows (in thousands):

                                                Three Months Ended
                                             -------------------------
                                             December 31, December 31,
                                                    2006         2005
                                             ------------ ------------

  Cost of revenues                           $        40  $        40
  Research and development                           280          254
  Selling and marketing                              100          166
  General and administrative                         192          124
                                             ------------ ------------

                                             $       612  $       584
                                             ============ ============


                        Network Engines, Inc.
           Non-GAAP Financial Measures and Reconciliations
                (in thousands, except per share data)
                             (unaudited)

                                                Three Months Ended
                                             -------------------------
                                             December 31, December 31,
                                                2006         2005
                                             ------------ ------------


GAAP net loss                                $      (114) $    (1,624)
 Stock-based compensation                            612          584
                                             ------------ ------------

Non-GAAP net income (loss)                   $       498  $    (1,040)
                                             ============ ============

GAAP basic net loss per share                $         -  $     (0.04)
 Stock-based compensation                           0.01         0.01
                                             ------------ ------------

Non-GAAP basic net income (loss) per share   $      0.01  $     (0.03)
                                             ============ ============

Shares used in computing GAAP and non-GAAP
 basic net income (loss) per share                39,947       37,867

GAAP diluted net loss per share              $         -  $     (0.04)
 Stock-based compensation                           0.01         0.01
                                             ------------ ------------

Non-GAAP diluted net income (loss) per share $      0.01  $     (0.03)
                                             ============ ============

Shares used in computing GAAP and non-GAAP
 diluted net income (loss) per share              41,071       37,867


                        Network Engines, Inc.
                Condensed Consolidated Balance Sheets
                            (in thousands)

                                            December 31, September 30,
                                               2006          2006
                                            ------------ -------------
                                            (unaudited)
ASSETS

Current assets:

  Cash and cash equivalents                 $    10,733  $      8,014
  Short-term investments                         28,156        24,804
  Restricted cash                                    47            47
  Accounts receivable, net                       12,329        17,178
  Inventories                                    11,059         8,445
  Prepaid expenses and other current assets         888         1,460
                                            ------------ -------------

    Total current assets                         63,212        59,948

Property and equipment, net                       1,086         1,093
Other assets                                         27            20

                                            ------------ -------------

       Total assets                         $    64,325  $     61,061
                                            ============ =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable                         $     8,645  $      7,047
   Accrued liabilities                            3,550         3,942
   Capital lease payable                             19            19
   Deferred revenue                                 941         1,049
                                            ------------ -------------

    Total current liabilities                    13,155        12,057

Capital lease payable                                55            60
Deferred revenue                                    601           541
                                            ------------ -------------

       Total Liabilities                         13,811        12,658
                                            ------------ -------------

Stockholders' equity:
  Common stock                                      432           418
  Treasury stock                                 (2,838)       (2,838)
  Additional paid-in capital                    184,631       182,420
  Accumulated deficit                          (131,711)     (131,597)
                                            ------------ -------------

    Total stockholders' equity                   50,514        48,403

                                            ------------ -------------

       Total liabilities and stockholders'
        equity                              $    64,325  $     61,061
                                            ============ =============


    CONTACT: Financial Dynamics
             Bob Joyce or Peter Schmidt, + 1 (212) 850 5600